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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 29, 1997 with respect to the Consolidated Financial Statements of Ligand Pharmaceuticals Incorporated and to the use of our report dated January 20, 1995 with respect to the financial statements of the Allergan Ligand Joint Venture, both included in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Ligand Pharmaceuticals Incorporated for the registration of its common stock.


                                           ERNST & YOUNG LLP


San Diego, California
November 21, 1997